Exhibit 99.1

DTE Energy reports first quarter 2026 accomplishments, investments and financial results

•Secured agreement to power Google’s new data center in Michigan
•Continued progress improving reliability and accelerating the transition to cleaner energy generation
•Invested $400 million in electric distribution infrastructure to advance reliability improvements for customers
•Experienced 60% fewer outages compared to similar historical weather events in the first quarter; 99% of affected customers had power restored in less than 48 hours
•Marked 10 years of empowering Michigan small businesses with energy efficiency grants
•Earned honors as a great place to work

DETROIT, April 30, 2026 - DTE Energy (NYSE: DTE) reported today that it has invested more than $1.2 billion in its utilities during the first quarter of 2026 and remains on pace to invest over $6 billion this year. These strategic investments are strengthening electric reliability, expanding clean energy resources, and ensuring the safety and dependability of DTE’s natural gas services, all while keeping energy costs as affordable as possible for customers.

The company also reported first quarter earnings of $247 million or $1.19 per diluted share, compared with $445 million, or $2.14 per diluted share in 2025. Operating earnings for the first quarter of 2026 were $407 million, or $1.95 per diluted share, compared with 2025 operating earnings of $436 million, or $2.10 per diluted share. Operating earnings exclude non-recurring items, certain mark-to-market adjustments and discontinued operations. Reconciliations of reported earnings to operating earnings are included at the end of this news release.

“At DTE, providing safe, reliable and affordable energy to our customers is our highest priority,” said Joi Harris, DTE Energy’s president and CEO. “Our dedicated team is focused on modernizing our infrastructure and expanding our clean energy resources to deliver more dependable, sustainable and cost-effective energy solutions that are essential to our customers’ everyday lives. As Michigan attracts new growth, including major investments like data centers, we are proud to support these opportunities to fuel Michigan’s economy and ensure our customers benefit from improved reliability and long-term affordability.”

Harris noted the following accomplishments:
•Secured agreement to power Google’s new data center in Michigan: In March, DTE Energy submitted energy contracts to the Michigan Public Service Commission (MPSC) to support Google’s planned 1 gigawatt (GW) data center in Van Buren Township. These contracts are structured to meet Google's energy demands while safeguarding DTE’s existing customers - ensuring long-term affordability, maintaining reliable service, and advancing clean energy initiatives. Under this agreement, Google will pay the full cost of its energy usage, including all expenses related to new generation, storage, transmission, and distribution needed for the data center. By adding a large customer like Google, fixed grid costs are shared across a wider customer base, which is expected to reduce pressure on bills for existing customers – generating nearly $1.7 billion in affordability benefit over the life of the contract.
•Invested in electric distribution infrastructure to advance reliability improvements for customers: In the first quarter of 2026, DTE Electric invested $400 million to continue improving the reliability and resilience of the electric grid. The company’s ongoing investments to modernize the grid in recent years have contributed to customers experiencing fewer power interruptions and faster restoration times. For example, when severe winds swept through Michigan in March, DTE experienced 60% fewer outages compared to similar historical events, and 99% of affected customers had their power restored in less than 48 hours. These ongoing investments, supported by the Michigan Public Service Commission’s rate order in February, build on the company’s commitment to ensure customers experience fewer and shorter power disruptions.
•Marked 10 years of empowering Michigan small businesses with energy efficiency grants: On the 10th anniversary of the Energy Efficiency Makeover contest, DTE awarded three Michigan small businesses $5,000 each for energy efficiency improvements to help reduce energy costs and support long-term efficiency benefits. Over the past decade, the contest has awarded $150,000 to small business winners across the state. In addition to the financial reward, each winner received a customized, onsite energy assessment from a DTE energy advisor, including support coordinating the installation of upgrades and business‑specific energy efficiency recommendations.
•Earned honors as a great place to work including:
◦Gallup Exceptional Workplace for the 14th consecutive year, placing DTE in the top 6% of companies globally
◦2026 Best and Brightest Companies to Work For in the Nation
◦Metropolitan Detroit’s 2026 Best and Brightest Companies to Work For

Outlook for 2026

DTE Energy confirms 2026 operating EPS guidance of $7.59 - $7.73.

“DTE is in a very exciting period, as we continue our customer-focused reliability investments and pursue opportunities like data centers that benefit existing customers,” said David Ruud, DTE vice chairman and CFO. “As we move forward, we remain focused on managing operational costs and keeping bills as low as possible, creating lasting value for Michigan families, businesses and communities.”

This earnings announcement and presentation slides are available at dteenergy.com/investors.

The company will conduct a conference call to discuss earnings results at 9:00 a.m. ET. Investors, the news media and the public may listen to a live internet broadcast of the call at dteenergy.com/investors. The telephone dial-in number in the U.S. and Canada toll free is: (888) 510-2008. The telephone dial-in USA and international toll is: +1 (646) 960-0306 and the Canada dial-in toll is: (289) 514-5035. The passcode is 4987588. The webcast will be archived on the DTE website at dteenergy.com/investors.

About DTE Energy

DTE Energy (NYSE:DTE) is a Detroit-based diversified energy company involved in the development and management of energy-related businesses and services nationwide. Its operating units include an electric company serving 2.3 million customers in Southeast Michigan and a natural gas company serving 1.4 million customers across Michigan. The DTE portfolio also includes energy businesses focused on custom energy solutions, renewable energy generation, and energy marketing and trading. DTE has continued to accelerate its carbon reduction goals to meet aggressive targets and is committed to serving with its energy through volunteerism, education and employment initiatives, philanthropy, emission reductions and economic progress. Information about DTE is available at dteenergy.com, empoweringmichigan.com, x.com/DTE_Energy and facebook.com/dteenergy.
Use of Operating Earnings Information - DTE Energy management believes that operating earnings provide a meaningful representation of the company’s earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors. Operating earnings is a non-GAAP measure and should be viewed as a supplement and not a substitute for reported earnings, which represents the company’s net income and the most comparable GAAP measure. In this release, DTE Energy discusses 2026 operating earnings guidance. It is likely that certain items that impact the company's 2026 reported results will be excluded from operating results. Reconciliations to the comparable 2026 reported earnings guidance are not provided because it is not possible to provide a reliable forecast of specific line items (i.e. future non-recurring items, certain mark-to-market adjustments and discontinued operations). These items may fluctuate significantly from period to period and may have a significant impact on reported earnings. The information contained herein is as of the date of this document. DTE Energy expressly disclaims any current intention to update any information contained in this document as a result of new information or future events or developments. Certain information presented herein includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, and businesses of DTE Energy. Words such as “anticipate,” “believe,” “expect,” “may,” “could,” “projected,” “aspiration,” “plans” and “goals” signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to numerous assumptions, risks and uncertainties that may cause actual future results to be materially different from those contemplated, projected, estimated or budgeted. Many factors may impact forward-looking statements including, but not limited to, the following: the impact of regulation by the EPA, EGLE, the FERC, the MPSC, the NRC, and for DTE Energy, the CFTC and CARB, as well as other applicable governmental proceedings and regulations, including any associated impact on rate structures; the amount and timing of cost recovery allowed as a result of regulatory proceedings, related appeals, or new legislation, including legislative amendments and retail access programs; economic conditions and population changes in DTE Energy’s geographic area resulting in changes in demand, customer conservation, and thefts of electricity and, for DTE Energy, natural gas; the operational failure of electric or gas distribution systems or infrastructure; impact of volatility in prices in international steel markets and in prices of environmental attributes generated from renewable natural gas investments on the operations of DTE Vantage; the risk of a major safety incident; environmental issues, laws, regulations, and the increasing costs of remediation and compliance, including actual and potential new federal and state requirements; the cost of protecting assets and customer data against, or damage due to, cyber incidents and terrorism; health, safety, financial, environmental, and regulatory risks associated with ownership and operation of nuclear facilities; volatility in commodity markets, deviations in weather and related risks impacting the results of DTE Energy’s energy trading operations; changes in the cost and availability of coal and other raw materials, purchased power, and natural gas; advances in technology that produce power, store power or reduce or increase power consumption; changes in the financial condition of significant customers and strategic partners; the potential for losses on investments, including nuclear decommissioning trust and benefit plan assets and the related increases in future expense and contributions; access to capital markets and the results of other financing efforts which can be affected by credit agency ratings; instability in capital markets which could impact availability of short and long-term financing; impacts of inflation, tariffs, and the timing and extent of changes in interest rates; the level of borrowings; the potential for increased costs or delays in completion of significant capital projects; changes in, and application of, federal, state, and local tax laws and their interpretations, including the Internal Revenue Code, regulations, rulings, court proceedings, and audits; the effects of weather and other natural phenomena, including climate change, on operations and sales to customers, and purchases from suppliers; unplanned outages at our generation plants; employee relations and the impact of collective bargaining agreements; the availability, cost, coverage, and terms of insurance and stability of insurance providers; cost reduction efforts and the maximization of generation and distribution system performance; the effects of competition; changes in and application of accounting standards and financial reporting regulations; changes in federal or state laws and their interpretation with respect to regulation, energy policy, and other business issues; successful execution of new business development and future growth plans; contract disputes, binding arbitration, litigation, and related appeals; the ability of the electric and gas utilities to achieve goals for carbon emission reductions; and the risks discussed in DTE Energy’s public filings with the Securities and Exchange Commission. New factors emerge from time to time. We cannot predict what factors may arise or how such factors may cause results to differ materially from those contained in any forward-looking statement. Any forward-looking statements speak only as of the date on which such statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events.

For more information, members of the media may contact:
Dan Miner, DTE Energy: 313.235.5555

For further information, analysts may call:
Matt Krupinski, DTE Energy: 313.235.6649
John Dermody, DTE Energy: 313.235.8750

DTE Energy Company
Segment Net Income (Unaudited)

	Three Months Ended March 31,
	2026					2025
	Reported Earnings	Pre-tax Adjustments		Income Taxes(1)	Operating Earnings	Reported Earnings	Pre-tax Adjustments		Income Taxes(1)	Operating Earnings
	(In millions)
DTE Electric segment	$218	$—		$—	218	$123	$33	C	$(9)	$147

DTE Gas segment	210	—		—	210	206	—		—	206

Non-utility operations
DTE Vantage segment	(59)	112	A	(5)	48	39	—		—	39

Energy Trading segment	(78)	70	B	(17)	(25)	67	(44)	B	11	34

Non-utility operations	(137)	182		(22)	23	106	(44)		11	73

Corporate and Other	(44)	—		—	(44)	10	—		—	10

Net Income Attributable to DTE Energy Company	$247	$182		$(22)	$407	$445	$(11)		$2	$436

(1) Excluding tax related adjustments, the amount of income taxes was calculated based on a combined federal and state income tax rate, considering the applicable jurisdictions of the respective segments and deductibility of specific operating adjustments.

Adjustments key
A) Adjustment to legal reserve relating to EES Coke Battery — recorded in Operating Expenses — Operation and maintenance
B) Certain adjustments resulting from derivatives being marked-to-market without revaluing the underlying non-derivative contracts and assets — recorded in Operating Expenses — Fuel, purchased power, gas, and other — non-utility
C) MPSC disallowance of power supply costs previously recorded — recorded in Operating Revenues — Utility operations and Other (Income) and Deductions

DTE Energy Company
Segment Diluted Earnings Per Share (Unaudited)(2)

	Three Months Ended March 31,
	2026					2025
	Reported Earnings	Pre-tax Adjustments		Income Taxes(1)	Operating Earnings	Reported Earnings	Pre-tax Adjustments		Income Taxes(1)	Operating Earnings

DTE Electric segment	$1.05	$—		$—	$1.05	$0.59	$0.16	C	$(0.04)	$0.71

DTE Gas segment	1.01	—		—	1.01	0.99	—		—	0.99

Non-utility operations
DTE Vantage segment	(0.28)	0.53	A	(0.02)	0.23	0.19	—		—	0.19

Energy Trading segment	(0.38)	0.33	B	(0.08)	(0.13)	0.32	(0.21)	B	0.05	0.16

Non-utility operations	(0.66)	0.86		(0.10)	0.10	0.51	(0.21)		0.05	0.35

Corporate and Other	(0.21)	—		—	(0.21)	0.05	—		—	0.05

Net Income Attributable to DTE Energy Company	$1.19	$0.86		$(0.10)	$1.95	$2.14	$(0.05)		$0.01	$2.10

(1) Excluding tax related adjustments, the amount of income taxes was calculated based on a combined federal and state income tax rate, considering the applicable jurisdictions of the respective segments and deductibility of specific operating adjustments.

(2) Per share amounts are divided by Weighted Average Common Shares Outstanding — Diluted, as noted on the Consolidated Statements of Operations (Unaudited).

Adjustments key — see previous page